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                                                               EXHIBIT 10.43

                          ACKNOWLEDGEMENT AND RECEIPT

      This letter, dated as of January 13, 1997, specifically acknowledges and confirms (i) that the proposed private placement (the "Private Placement") of Convertible Non-Yield Bearing Preferred Stock ("Preferred Stock") of Digital River, Inc ("Digital River") by John G. Kinnard and Company, Incorporated ("JGK") pursuant to an Agency Agreement between Digital River and JGK dated September 30, 1996 has been withdrawn and said Agency Agreement has been terminated, except with respect to Sections 7, 9 and 15 thereof, (ii) that Digital River, without the assistance of JGK, has conducted its own private placement of securities other than the Preferred Stock, to investors unknown to JGK, and through efforts independent of the efforts of JGK, (iii) that JGK did not serve as Digital River's financial advisor or agent with respect to the private placement described in clause
(ii) above, and claims no compensation therefor; (iv) that, in consideration of the release by JGK of claims to compensation in connection with the Private Placement, JGK has received from Digital River the sum of Forty-Nine Thousand Four Hundred Twenty-Five Dollars and Eighty-Eight Cents ($49,425.88), such amount representing payment by Digital River of the out-of-pocket expenses incurred by JGK, including informational road-show expenses of Twenty-One Thousand Nine Hundred Seventy-Seven Dollars and Ninety-Seven Cents ($21,977.97) and other accountable expenses totalling Twenty-Seven Thousand Four Hundred Forty-Seven Dollars and Ninety-One Cents ($27,447.91), including fees and expenses of counsel to JGK, of which Ten Thousand Dollars and No Cents ($10,000.00) was paid to JGK on or about August 29, 1996, and (v) that none of the funds described in clause (iv) above represents compensation to JGK in connection with the withdrawn Private Placement or in connection with the offering of securities described in clause (ii) above.

      The below signatories hereby certify that the information set forth in this Acknowledgement and Receipt is true and correct.

DIGITAL RIVER, INC.                     JOHN G. KINNARD AND
                                        COMPANY, INCORPORATED


 /s/ Joel A. Ronning                     /s/ Joseph A. Radecki
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Joel A. Ronning                         Joseph A. Radecki
Its President                           Its Vice President


Dated:  3-13-97                         Dated:  15 Jan., 1997
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